Vertiv Reports Strong Fourth Quarter 2024 Results
•Fourth quarter diluted EPS of $0.38 and adjusted diluted EPS(1) of $0.99, up 77% from fourth quarter 2023
•Net sales of $2,346 million, 26% higher than fourth quarter 2023. Operating profit of $457 million, up 60% from fourth quarter 2023, and adjusted operating profit(1) of $504 million, up 53% from fourth quarter 2023.
•Strong fourth quarter trailing twelve-month (TTM) organic orders up ~30% compared to prior year TTM period; Americas TTM organic orders up ~50%+ with strong growth across all market verticals
•Adjusted operating margin(1) of 21.5%, up 380 basis points compared to fourth quarter 2023
•Operating cash flow of $425 million and adjusted free cash flow(1) of $362 million in fourth quarter 2024. Net leverage of ~1.0x at end of fourth quarter 2024.
•Expect full year 2025 diluted EPS of $2.93 to $3.03 and adjusted diluted EPS of $3.50 to $3.60, an increase of 25% (at the midpoint) compared to full year 2024 and consistent with guidance provided at the November investor event
•Expect full year 2025 net sales of $9,125 to $9,275 million, ~$75 million (at the midpoint) higher than the 2025 sales guidance provided in November, despite an FX headwind of ~$125 million. Full year 2025 organic sales expected to increase 16% compared to full year 2024, which ended ~$200 million higher than anticipated in November.
•Expect operating profit of $1,730 to $1,780 million and adjusted operating profit of $1,910 to $1,960 million, a 25% increase at the midpoint compared to full year 2024
COLUMBUS, Ohio February 12, 2025 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its fourth quarter ended December 31, 2024. Vertiv reported fourth quarter diluted EPS of $0.38 and adjusted diluted EPS of $0.99, an increase of 77% from fourth quarter 2023. Net sales were $2,346 million, an increase of $481 million, or 26%, compared to last year’s fourth quarter. Organic orders (excluding foreign exchange) for the TTM period ended December 2024 were up ~30% compared to the December 2023 TTM period, driven by strength in the hyperscale and colocation data center market. Pipeline increased sequentially from third quarter 2024 reflecting strength in data center project activity.
Fourth quarter 2024 operating profit of $457 million increased $172 million, or 60%, and adjusted operating profit of $504 million increased $174 million, or 53%, compared to fourth quarter 2023. Adjusted operating margin expanded 380 basis points to 21.5% in the fourth quarter 2024 compared to fourth quarter 2023, driven by strong volume growth, favorable commercial execution and manufacturing and procurement productivity benefits.
“Data centers are crucial for meeting the world’s digital demands,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “Vertiv’s commitment to customer collaboration and innovation is setting the pace for what’s possible. But there’s still more to be done. Efficiency of compute has always been core to the industry. As technology advances to unlock the full potential of AI applications, it becomes more broadly accessible to everyone. With that accessibility comes a broader, more pervasive use of AI technology which we believe would generate more data and therefore require more data centers. As a result, I am confident in the growth trajectory of Vertiv, and we are reaffirming the five-year financial framework we presented at our investor event last November. In an increasingly advanced and efficient data center industry, we continue to bring the critical digital infrastructure technology, speed and scale needed to support this rapidly growing market.”
Dave Cote, Vertiv’s Executive Chairman, added: “Strong 2024 results are a testament to Vertiv’s intense industry focus, innovative technologies and robust portfolio. The results are the realization of Vertiv’s potential I’ve been excited about for many years. Vertiv is prioritizing innovation and sustainable growth and is well positioned to seize new opportunities created by the digital revolution underway, positioning it to be at the forefront of the industry for years to come.”

Adjusted Free Cash Flow(1) and Liquidity
Net cash generated by operating activities in the fourth quarter was $425 million, an increase of $69 million from fourth quarter 2023, and adjusted free cash flow was $362 million, an increase of $57 million from fourth quarter 2023. Fourth quarter 2024 adjusted free cash flow performance was driven by higher adjusted operating profit and lower cash interest which were partially offset by an increase in working capital to support growth and a $43 million increase in cash taxes due to increased profitability.
Liquidity remained strong at $2.0 billion and net leverage was ~1.0x at the end of fourth quarter 2024. Borrowings under our ABL credit facility remained at zero at the end of fourth quarter 2024.
In the fourth quarter 2024, all remaining private warrants were exercised, as anticipated, given the February 2025 warrant expiration and resulted in an increase of 4.8 million shares of the outstanding Class A common stock.
Updated Full Year and First Quarter 2025 Guidance
The data center market continues to be strong as evidenced by our increase in pipeline activity. Combining our market leadership with our extensive technology portfolio and service offerings, we are well-positioned for another robust year of growth in 2025. We will continue to invest in ER&D and capacity expansion to support the growing needs of the industry. Our capital expenditure forecast for 2025 is ~$275 million, ~3.0% of sales.

First Quarter 2025 Guidance(1)
Net sales	$1,900M - $1,950M
Organic net sales growth(3)	17% - 21%
Adjusted operating profit(2)	$315M - $335M
Adjusted operating margin(3)	16.7% - 17.1%
Adjusted diluted EPS(2)	$0.57 - $0.63

Full Year 2025 Guidance(1)
Net sales	$9,125M - $9,275M
Organic net sales growth(3)	15% - 17%
Adjusted operating profit(2)	$1,910M - $1,960M
Adjusted operating margin(3)	20.8% - 21.2%
Adjusted diluted EPS(2)	$3.50 - $3.60
Adjusted free cash flow(3)	$1,275M - $1,325M
(1)    Our guidance does not reflect potential impacts from recent policy changes or considerations by the new U.S. Administration, including tariff and corporate tax policies, or countermeasures by other governments.
(2)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(3)    This is a forward-looking non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Fourth Quarter 2024 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, February 12, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to first quarter and full-year 2025 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2025, as well as expected impacts from our pricing actions, and our guidance for first quarter and full year 2025. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2023 Annual Report on Form 10-K filed with the SEC on February 23, 2024. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of our customers’ markets; long sales cycles for certain Vertiv products and solutions as well as unpredictable placing or cancelling of customer orders; failure to realize sales expected from our backlog of orders and contracts; disruption of our customer’s orders or the markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the industry in which we operate; failure to obtain performance and other guarantees from financial institutions; failure to properly manage supply chain, difficulties with third-party manufacturers and increases in costs of material, freight and/or labor, and changes in the costs of production; competition in the infrastructure technologies; risks associated with information technology disruption or cyber-security incidents; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; increase of variability in our effective tax rate costs or liabilities associated with product liability due to global operations subjecting us to income and other taxes in the U.S. and numerous foreign entities; the global scope of Vertiv’s operations, especially in emerging markets; failure to benefit from future significant corporate transactions; risks associated with Vertiv’s sales and operations in emerging markets including economic, political and production level risk; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; our ability to comply with various laws and regulations including but not limited to, laws and regulations relating to data protection and data privacy; failure to properly address legal compliance issues, particularly those related to imports/exports, anti-corruption laws, and foreign operations; risks associated with foreign trade policy, including tariffs and global trade conflict; risks associated with litigation or claims against the Company, including the risk of adverse outcomes to any legal claims and proceedings; our ability to protect or enforce our proprietary rights on which our business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate material weaknesses in our internal controls over financial reporting; our level of indebtedness and the ability to incur additional indebtedness; our ability to comply with the covenants and restrictions contained in our credit agreements, including restrictive covenants that restrict operational flexibility; our ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; our ability to access funding through capital markets; resales of Vertiv securities may cause volatility in the market price of our securities; our organizational documents contain provisions that may discourage unsolicited takeover proposals; our certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of our subsidiaries to pay dividends; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; our ability to attract, train and retain key members of our leadership team and other qualified personnel; the adequacy of our insurance coverage; fluctuations in interest rates materially affecting our financial results and increasing the risk our counterparties default in our interest rate hedges; our incurrence of significant costs and devotion of substantial management time as a result of operating as a public company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.
Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com
For media inquiries, please contact:
Brianna Rabe
Ruder Finn for Vertiv
E: brianna.rabe@ruderfinn.com

Source: Vertiv Holdings Co

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Net sales
Net sales - products	$1,914.3	$1,477.9	$6,393.5	$5,406.1
Net sales - services	432.1	387.5	1,618.3	1,457.1
Net sales	2,346.4	1,865.4	8,011.8	6,863.2
Costs and expenses
Cost of sales - products	1,223.8	949.1	4,099.4	3,575.7
Cost of sales - services	252.4	232.9	978.2	887.0
Cost of sales	1,476.2	1,182.0	5,077.6	4,462.7
Operating expenses
Selling, general and administrative expenses	361.6	348.8	1,374.0	1,312.3
Amortization of intangibles	47.1	45.2	184.2	181.3
Restructuring costs	1.2	5.1	5.3	28.6
Foreign currency (gain) loss, net	0.6	2.7	9.3	16.0
Other operating expense (income)	2.5	(3.6)	(6.0)	(9.9)
Operating profit (loss)	457.2	285.2	1,367.4	872.2
Interest expense, net	30.7	42.9	150.4	180.1
Loss on extinguishment of debt	1.3	0.5	2.4	0.5
Change in fair value of warrant liabilities	180.0	54.5	449.2	157.9
Income (loss) before income taxes	245.2	187.3	765.4	533.7
Income tax expense (benefit)	98.2	(45.3)	269.6	73.5
Net income (loss)	$147.0	$232.6	$495.8	$460.2

Earnings (loss) per share:
Basic	$0.39	$0.61	$1.32	$1.21
Diluted	$0.38	$0.60	$1.28	$1.19
Weighted-average shares outstanding
Basic	376,614,304	381,562,642	376,418,933	380,144,059
Diluted	386,473,586	390,499,535	386,325,058	386,226,267

Vertiv Holdings Co
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,227.6	$780.4
Accounts receivable, less allowances of $22.4 and $29.1, respectively	2,362.7	2,118.1
Inventories	1,244.4	884.3
Other current assets	267.1	218.7
Total current assets	5,101.8	4,001.5
Property, plant and equipment, net	625.1	560.1
Other assets:
Goodwill	1,321.1	1,330.3
Other intangible assets, net	1,487.1	1,672.9
Deferred income taxes	303.3	159.8
Right-of-use assets, net	202.1	173.5
Other	92.0	100.4
Total other assets	3,405.6	3,436.9
Total assets	$9,132.5	$7,998.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.0	$21.8
Accounts payable	1,316.4	986.4
Deferred revenue	1,063.3	638.9
Accrued expenses and other liabilities	612.6	611.8
Income taxes	83.7	46.5
Total current liabilities	3,097.0	2,305.4
Long-term debt, net	2,907.2	2,919.1
Deferred income taxes	240.3	159.5
Warrant liabilities	—	195.0
Long-term lease liabilities	171.4	142.6
Other long-term liabilities	282.3	262.0
Total liabilities	6,698.2	5,983.6
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 380,703,974 and 381,788,876 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	2,821.4	2,711.3
Accumulated deficit	(238.3)	(691.9)
Accumulated other comprehensive (loss) income	(148.8)	(4.5)
Total equity	2,434.3	2,014.9
Total liabilities and equity	$9,132.5	$7,998.5

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(Dollars in millions)

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Cash flows from operating activities:
Net income (loss)	$147.0	$232.6	$495.8	$460.2
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	20.9	19.7	81.6	74.3
Amortization	50.1	49.2	195.4	196.7
Deferred income taxes	(1.4)	(130.9)	(54.5)	(131.6)
Amortization of debt discount and issuance costs	1.5	1.6	7.0	7.9
Change in fair value of warrant liabilities	180.0	54.5	449.2	157.9
Stock-based compensation	8.8	6.2	34.6	25.0
Changes in operating working capital	44.9	84.5	114.1	66.7
Other	(26.6)	38.8	(3.9)	43.4
Net cash provided by (used for) operating activities	425.2	356.2	1,319.3	900.5
Cash flows from investing activities:
Capital expenditures	(60.7)	(47.8)	(167.0)	(127.9)
Investments in capitalized software	(2.7)	(3.3)	(17.1)	(6.7)
Proceeds from disposition of property, plant and equipment	—	—	—	12.4
Acquisition of business	(17.6)	(28.8)	(17.6)	(28.8)
Proceeds from sale of business	—	11.9	—	11.9
Net cash provided by (used for) investing activities	(81.0)	(68.0)	(201.7)	(139.1)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	—	0.3	270.0	224.9
Repayments of ABL revolving credit facility and short-term borrowings	—	(0.3)	(270.0)	(459.9)
Repayment of long-term debt	(5.2)	(5.3)	(21.1)	(27.1)
Dividend payment	(14.1)	(9.5)	(42.2)	(9.5)
Repurchase of common shares	—	—	(599.9)	—
Exercise of employee stock options	8.0	4.5	33.0	27.4
Employee taxes paid from shares withheld	(0.4)	(0.5)	(21.9)	(3.3)
Net cash provided by (used for) financing activities	(11.7)	(10.8)	(652.1)	(247.5)
Effect of exchange rate changes on cash and cash equivalents	(17.7)	6.2	(21.9)	1.5
Increase (decrease) in cash, cash equivalents and restricted cash	314.8	283.6	443.6	515.4
Beginning cash, cash equivalents and restricted cash	917.4	505.0	788.6	273.2
Ending cash, cash equivalents and restricted cash	$1,232.2	$788.6	$1,232.2	$788.6
Changes in operating working capital
Accounts receivable	$(89.9)	$(133.3)	$(280.3)	$(277.2)
Inventories	(4.5)	47.5	(369.3)	(54.0)
Other current assets	(16.6)	(31.0)	(63.7)	4.7
Accounts payable	84.2	27.2	343.1	(17.7)
Deferred revenue	62.8	89.6	434.5	274.2
Accrued expenses and other liabilities	(10.2)	46.0	7.0	91.5
Income taxes	19.1	38.5	42.8	45.2
Total changes in operating working capital	$44.9	$84.5	$114.1	$66.7

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended December 31,					Year ended December 31,
	2024	2023	Δ	Δ%	Organic Δ %(2)	2024	2023	Δ	Δ%	Organic Δ %(2)
Net Sales(1):
Americas	$1,255.9	$1,019.6	$236.3	23.2%	24.7%	$4,500.6	$3,844.5	$656.1	17.1%	17.8%
APAC	544.0	430.4	113.6	26.4%	27.1%	1,717.8	1,527.8	190.0	12.4%	13.6%
EMEA	546.5	415.4	131.1	31.6%	32.8%	1,793.4	1,490.9	302.5	20.3%	20.8%
	$2,346.4	$1,865.4	$481.0	25.8%	27.1%	$8,011.8	$6,863.2	$1,148.6	16.7%	17.5%

Adjusted operating profit (loss)(3):
Americas	$321.5	$218.4	$103.1	47.2%		$1,097.8	$762.4	$335.4	44.0%
APAC	68.4	42.9	25.5	59.4%		175.2	147.4	27.8	18.9%
EMEA	145.2	95.0	50.2	52.8%		439.4	297.7	141.7	47.6%
Corporate(4)	(30.8)	(25.9)	(4.9)	18.9%		(160.8)	(154.0)	(6.8)	4.4%
	$504.3	$330.4	$173.9	52.6%		$1,551.6	$1,053.5	$498.1	47.3%

Adjusted operating margins(5):
Americas	25.6%	21.4%	4.2%			24.4%	19.8%	4.6%
APAC	12.6%	10.0%	2.6%			10.2%	9.6%	0.6%
EMEA	26.6%	22.9%	3.7%			24.5%	20.0%	4.5%
Vertiv	21.5%	17.7%	3.8%			19.4%	15.3%	4.1%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition and divestiture sales.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, and Legal.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended December 31,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$1,013.9	$798.8	$215.1	26.9%
Services & spares	242.0	220.8	21.2	9.6%
	$1,255.9	$1,019.6	$236.3	23.2%
Asia Pacific:
Products(1)	$417.5	$318.0	$99.5	31.3%
Services & spares	126.5	112.4	14.1	12.5%
	$544.0	$430.4	$113.6	26.4%
Europe, Middle East & Africa:
Products(1)	$443.5	$324.7	$118.8	36.6%
Services & spares	103.0	90.7	12.3	13.6%
	$546.5	$415.4	$131.1	31.6%
Total:
Products(1)	$1,874.9	$1,441.5	$433.4	30.1%
Services & spares	471.5	423.9	47.6	11.2%
	$2,346.4	$1,865.4	$481.0	25.8%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024, for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

	Year ended December 31,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$3,579.1	$3,021.2	$557.9	18.5%
Services & spares	921.5	823.3	98.2	11.9%
	$4,500.6	$3,844.5	$656.1	17.1%
Asia Pacific:
Products(1)	$1,248.5	$1,098.1	$150.4	13.7%
Services & spares	469.3	429.7	39.6	9.2%
	$1,717.8	$1,527.8	$190.0	12.4%
Europe, Middle East & Africa:
Products(1)	$1,417.6	$1,151.9	$265.7	23.1%
Services & spares	375.8	339.0	36.8	10.9%
	$1,793.4	$1,490.9	$302.5	20.3%
Total:
Products(1)	$6,245.2	$5,271.2	$974.0	18.5%
Services & spares	1,766.6	1,592.0	174.6	11.0%
	$8,011.8	$6,863.2	$1,148.6	16.7%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024, for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

Organic growth by Product and Service Offering

	Three months ended December 31, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products	$215.1	$13.8	$228.9	28.7%
Services & spares	21.2	2.1	23.3	10.6%
	$236.3	$15.9	$252.2	24.7%
Asia Pacific:
Products	$99.5	$1.8	$101.3	31.9%
Services & spares	14.1	1.2	15.3	13.6%
	$113.6	$3.0	$116.6	27.1%
Europe, Middle East & Africa:
Products	$118.8	$5.1	$123.9	38.2%
Services & spares	12.3	0.2	12.5	13.8%
	$131.1	$5.3	$136.4	32.8%
Total:
Products	$433.4	$20.7	$454.1	31.5%
Services & spares	47.6	3.5	51.1	12.1%
	$481.0	$24.2	$505.2	27.1%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended December 31, 2023.

	Year ended December 31, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products	$557.9	$31.7	$589.6	19.5%
Services & spares	98.2	(3.5)	94.7	11.5%
	$656.1	$28.2	$684.3	17.8%
Asia Pacific:
Products	$150.4	$11.4	$161.8	14.7%
Services & spares	39.6	6.7	46.3	10.8%
	$190.0	$18.1	$208.1	13.6%
Europe, Middle East & Africa:
Products	$265.7	$(1.4)	$264.3	22.9%
Services & spares	36.8	8.7	45.5	13.4%
	$302.5	$7.3	$309.8	20.8%
Total:
Products	$974.0	$41.7	$1,015.7	19.3%
Services & spares	174.6	11.9	186.5	11.7%
	$1,148.6	$53.6	$1,202.2	17.5%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the year ended December 31, 2023.

Segment information

Operating profit (loss)	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Americas	$321.5	$218.4	$1,097.8	$762.4
Asia Pacific	68.4	42.9	175.2	147.4
Europe, Middle East & Africa	145.2	95.0	439.4	297.7
Total reportable segments	535.1	356.3	1,712.4	1,207.5
Foreign currency gain (loss)	(0.6)	(2.7)	(9.3)	(16.0)
Corporate and other	(30.2)	(23.2)	(151.5)	(138.0)
Total corporate, other and eliminations	(30.8)	(25.9)	(160.8)	(154.0)
Amortization of intangibles	(47.1)	(45.2)	(184.2)	(181.3)
Operating profit (loss)	$457.2	$285.2	$1,367.4	$872.2

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Net cash provided by (used for) operating activities	$425.2	$356.2	$1,319.3	$900.5
Capital expenditures	(60.7)	(47.8)	(167.0)	(127.9)
Investments in capitalized software	(2.7)	(3.3)	(17.1)	(6.7)
Proceeds from disposition of PP&E	—	—	—	12.4
Adjusted free cash flow	$361.8	$305.1	$1,135.2	$778.3

Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Operating profit (loss)	$457.2	$285.2	$1,367.4	$872.2
Amortization of intangibles	47.1	45.2	184.2	181.3
Adjusted operating profit (loss)	$504.3	$330.4	$1,551.6	$1,053.5

Reconciliation from operating margin to adjusted operating margin

	Three months ended December 31, 2024	Three months ended December 31, 2023	Δ	Year ended December 31, 2024	Year ended December 31, 2023	Δ
Vertiv net sales	$2,346.4	$1,865.4	$481.0	$8,011.8	$6,863.2	$1,148.6
Vertiv operating profit (loss)	457.2	285.2	172.0	1,367.4	872.2	495.2
Vertiv operating margin	19.5%	15.3%	4.2%	17.1%	12.7%	4.4%

Amortization of intangibles	$47.1	$45.2	$1.9	$184.2	$181.3	$2.9
Vertiv adjusted operating profit (loss)	504.3	330.4	173.9	1,551.6	1,053.5	498.1
Vertiv adjusted operating margin	21.5%	17.7%	3.8%	19.4%	15.3%	4.1%

Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS

Three months ended December 31, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$457.2	$30.7	$1.3	$180.0	$98.2	$147.0	$0.38
Amortization of intangibles	47.1	—	—	—	—	47.1	0.12
Change in warrant liability	—	—	—	(180.0)	(37.5)	217.5	0.56
Nonrecurring tax benefit, net(2)	—	—	—	—	27.1	(27.1)	(0.07)
Non-GAAP Adjusted	$504.3	$30.7	$1.3	$—	$87.8	$384.5	$0.99
Diluted shares (in millions)							386.5
(1)Diluted EPS and adjusted diluted EPS is based on 386.5 million shares (includes 376.6 million basic shares and 9.9 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $27.1 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Three months ended December 31, 2023
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$285.2	$42.9	$0.5	$54.5	$(45.3)	$232.6	$0.60
Amortization of intangibles	45.2	—	—	—	—	45.2	0.12
Change in warrant liability	—	—	—	(54.5)	—	54.5	0.14
Nonrecurring tax benefit, net(2)	—	—	—	—	115.0	(115.0)	(0.30)
Non-GAAP Adjusted	$330.4	$42.9	$0.5	$—	$69.7	$217.3	$0.56
Diluted shares (in millions)							390.5
(1)Diluted EPS and adjusted diluted EPS is based on 390.5 million shares (includes 381.6 million basic shares, 8.9 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $115.0 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Year ended December 31, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$1,367.4	$150.4	$2.4	$449.2	$269.6	$495.8	$1.28
Amortization of intangibles	184.2	—	—	—	—	184.2	0.48
Change in warrant liability	—	—	—	(449.2)	—	449.2	1.16
Nonrecurring tax benefit, net(2)	—	—	—	—	27.1	(27.1)	(0.07)
Non-GAAP Adjusted	$1,551.6	$150.4	$2.4	$—	$296.7	$1,102.1	$2.85
Diluted shares (in millions)							386.3
(1)Diluted EPS and adjusted diluted EPS is based on 386.3 million shares (includes 376.4 million basic shares and 9.9 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $27.1 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Year ended December 31, 2023
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$872.2	$180.1	$0.5	$157.9	$73.5	$460.2	$1.19
Amortization of intangibles	181.3	—	—	—	—	181.3	0.47
Change in warrant liability	—	—	—	(157.9)	—	157.9	0.41
Nonrecurring tax benefit, net(2)	—	—	—	—	115.0	(115.0)	(0.30)
Non-GAAP Adjusted	$1,053.5	$180.1	$0.5	$—	$188.5	$684.4	$1.77
Diluted shares (in millions)							386.2
(1)Diluted EPS and adjusted diluted EPS is based on 386.2 million shares (includes 380.1 million basic shares, 6.1 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $115.0 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Vertiv Holdings Co
2025 Adjusted Guidance
Reconciliation of GAAP Operating Profit to Non-GAAP Adjusted Financial Performance(1)(2)

First Quarter 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(3)
GAAP	$280.0	$28.0	$104.0	$148.0	$0.38
Amortization of intangibles	45.0	—	—	45.0	0.12
Non-recurring tax adjustment, net(4)	—	—	(40.0)	40.0	0.10
Non-GAAP Adjusted	$325.0	$28.0	$64.0	$233.0	$0.60
Diluted shares (in millions)					391.0

Full Year 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(5)
GAAP	$1,754.0	$125.0	$460.0	$1,169.0	$2.98
Amortization of intangibles	181.0	—	—	181.0	0.47
Non-recurring tax adjustment, net(4)	—	—	(40.0)	40.0	0.10
Non-GAAP Adjusted	$1,935.0	$125.0	$420.0	$1,390.0	$3.55
Diluted shares (in millions)					392.0
(1)Our guidance does not reflect potential impacts from recent policy changes or considerations by the new U.S. Administration, including tariff and corporate tax policies, or countermeasures by other governments.
(2)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2025 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(3)Diluted EPS and adjusted diluted EPS based on 391.0 million shares (includes 381.0 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).
(4)Nonrecurring tax adjustment of $40.0 million due to recently issued guidance which changes our assessment of our realizability of certain deferred tax assets.
(5)Diluted EPS and adjusted diluted EPS based on 392.0 million shares (includes 382.0 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).